UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025 (September 19, 2025)

ATI Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 289-7545

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ATI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2025, ATI Specialty Materials, LLC (the “Company”), an indirect wholly-owned subsidiary of ATI Inc. (“ATI”), entered into a three-year, $125 million accounts receivable securitization facility (the “Facility”) pursuant to (i) a First Tier Purchase and Sale Agreement (the “First Tier Agreement”) among the Company, as Servicer and as the Originator, and ATI Securitization Holdings LLC, a bankruptcy-remote special purpose entity that is a direct wholly-owned subsidiary of the Company (“Holdings”), as Buyer, (ii) a Second Tier Purchase and Sale and Agreement (the “Second Tier Agreement”) among the Company, as Servicer, Holdings, as Seller, and ATI Securitization LLC, a bankruptcy-remote special purpose entity that is a direct wholly-owned subsidiary of Holdings (the “SPE”), and (iii) a Receivables Purchase and Financing Agreement (the “Receivables Purchase and Financing Agreement” and, together with the First Tier Agreement and the Second Tier Agreement, the “Agreements”) among the SPE, the Company, as Servicer (the “Servicer”), the purchaser/lenders that are parties thereto from time to time (collectively, the “Purchaser/Lenders”), and PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), and PNC Capital Markets LLC, as Structuring Agent.

Under the Agreements, the Originator has sold or contributed, and will continue to sell or contribute on an ongoing basis, certain of its receivables, to Holdings which, in turn, has sold or contributed, and will continue to sell or contribute, all such receivables to the SPE. The SPE may borrow and incur indebtedness from, and/or sell receivables to, the Purchaser/Lenders in an amount not to exceed $125 million in the aggregate.

Amounts outstanding under the Receivables Purchase and Financing Agreement accrue interest based on either the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“SOFR Rate”) for a one-month period or the daily SOFR Rate for a period of one month as of the date of incurrence, as selected by the SPE. The Agreements include customary fees, conditions, representations and warranties, indemnification provisions, covenants and events of default. Receivables in the Facility are subject to certain criteria, limits and reserves.

As of September 25, 2025, approximately $80 million of loans and/or investments were outstanding under the Facility. The Facility has a three-year term.

Certain of the Secured Parties and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, lending and/or commercial banking services to ATI, the Company and their affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Exhibit

(d)	104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI Inc.

By:	/s/ Donald P. Newman
Donald P. Newman
Executive Vice President, Finance and Chief Financial Officer

Dated: September 25, 2025